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                                   Exhibit 3.5

          [GRAPHIC - COAT OF ARMS OF THE PROVINCE OF BRITISH COLUMBIA]

                                     Form 19
                                   ----------
                                  (SECTION 348)
                                                          CERTIFICATE OF
                                                        INCORPORATION NO. 554056
                                  ------------

                               PART I COMPANY ACT

                                   -----------

                               SPECIAL RESOLUTION

         THE FOLLOWING SPECIAL RESOLUTION* WAS PASSED BY THE UNDERMENTIONED COMPANY ON THE DATE STATED:

NAME OF COMPANY:  LIONS GATE ENTERTAINMENT CORP.

DATE RESOLUTION PASSED:  SEPTEMBER 12, 2001.

RESOLUTION:

                  "RESOLVED, as a special resolution, that the articles of the company be amended by:

                   (i) deleting therefrom Article 12.1 in its entirety and by adding thereto a new Article 12.1 as follows:

                   12.1 The number of Directors, including additional Directors, shall not be less than five nor more than eighteen, and within those limits the number of Directors may be fixed from time to time by the Directors.

                   And (ii) deleting therefrom Article 26.4(a)(i) in its entirety and by adding thereto a new Article 26.4(a)(i) as follows:

                   26.4(a)(i) if and for so long as any Series A preferred shares are outstanding, the size of the board of directors shall be fixed at no less than five and no more than eighteen directors."

CERTIFIED A TRUE COPY THE 12TH DAY OF SEPTEMBER, 2001.

                                          HEENAN BLAIKIE
                                          BY:
                                          /s/ Rod Kirkham
                                          ---------------
                                          SOLICITORS FOR THE COMPANY


* SEE SECTION 1(1) FOR DEFINITION OF "SPECIAL RESOLUTION".


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